UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	11919661	14-1820954
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

125 NW 11th Street
Boca Raton, FL  33432
(Address of principal executive offices)

(847) 386-1384
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 26, 2011 (the “Issuance Date”), American Scientific Resources, Incorporated (the “Company”) issued a $150,000 six-month convertible note (the “Note”) in favor of Lanktree Consulting Corporation (the “Holder”).  The principal amount due under the Note is due and payable on March 26, 2012.  Further, interest on the unpaid principal balance of the Note shall accrue at a rate of twelve percent (12%) per annum commencing on the Issuance Date.

At the option of the Holder, the Holder has the right to convert all or a portion of the outstanding principal balance and accrued interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.10.  Further, if any other noteholder of the Company converts a note according to its terms at a conversion price of less than $0.10, then the Holder shall be able to convert the Note at such lower conversion price.

The Company has the option to prepay the Note in whole or in part at any time without penalty, provided that the Company notifies the Holder thirty days prior to a prepayment.

The above description of the Note does not purport to be complete and is qualified in its entirety by the document itself.

Item 3.02  Unregistered Sales of Equity Securities.

In accordance with the terms of the Note, the Company issued to the Holder 1,500,000 shares of the Company’s common stock, par value $0.0001 per share.

These shares of common stock were not registered under the Securities Act of 1933, as amended (the “Securities Act”).  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Scientific Resources, Incorporated

Date: October 3, 2011	By:	/s/ Christopher F. Tirotta
Name: Christopher F. Tirotta
Title: Chief Executive Officer